UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54786	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 27, 2013, Continental Resources Group Inc. (the "Company") filed a certificate of dissolution with the Secretary of State of the State of Delaware (the “Certificate of Dissolution”).   The Company filed the Certificate of Dissolution in connection with the actions contemplated in the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of July 22, 2011, by and among Pershing Gold Corporation (formerly Sagebrush Gold Ltd.) ("Pershing") and Pershing’s wholly owned subsidiary, pursuant to which Pershing purchased substantially all of the Company’s assets in consideration for, among other things, 76,095,215 shares of Pershing’s common stock, par value $0.0001 per share (the "Pershing Shares").  The Asset Purchase Agreement constitutes the Company’s plan of liquidation and is further described in the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2011.

The Company has set March 1, 2013 as the record date for the distribution of the Pershing Shares to its shareholders of record, which was approved by the Financial Industry Regulatory Authority (“FINRA”) on February 27, 2013 and which will have an effective date of March 2, 2013.

 Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
99.1	Certificate of Dissolution filed on February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Date: February 28, 2013	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: Chief Executive Officer